Exhibit 2.2

AMENDMENT NO. 1 TO

STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made as of December 28, 2015, by and among GE Medical Holding AB, a private limited company (privat aktiebolag) organized under the laws of the Kingdom of Sweden (Reg. No. 556648-9315) (“Seller”), NeoGenomics Laboratories, Inc., a Florida corporation (“Buyer”), and NeoGenomics, Inc., a Nevada corporation (“Parent”, and together with Seller and Buyer, the “Parties”).

WHEREAS, the Parties entered into that certain Stock Purchase Agreement on October 20, 2015 (the “Purchase Agreement”), and all capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement; and

WHEREAS, pursuant to Section 13.09 of the Purchase Agreement, the Parties desire to amend certain provisions of the Purchase Agreement as set forth herein; and

WHEREAS, pursuant to Section 2.02 of the Purchase Agreement, the Closing is to take place on, and the Closing Date shall be, the date that is three (3) Business Days after the satisfaction or written waiver of the Closing Conditions or on such other date as the Parties may agree; and

WHEREAS, the Parties desire to agree to have the Closing occur at 10:00 a.m. (Eastern time) on December 30, 2015 (the “New Closing Date”) and that the Effective Time on the New Closing Date shall be 12:01 am, subject to the satisfaction or written waiver of the Closing Conditions and to all of the terms, conditions and obligations set forth in the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual agreements and covenants made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Agreement. Pursuant to Section 2.02 of the Purchase Agreement, the Parties agree to have the Closing occur at 10:00 a.m. (Eastern time) on the New Closing Date and that the Effective Time on the New Closing Date shall be 12:01 am, subject to the satisfaction or written waiver of the Closing Conditions and to all of the terms, conditions and obligations set forth in the Purchase Agreement.

2. The definition of “Effective Time” in Exhibit A (Definitions) to the Purchase Agreement is hereby amended and restated in its entirety as follows:

““Effective Time” means 12:01 a.m. (Pacific time) on the Closing Date.”

3. Approval. In connection with Section 6.01(b) of the Purchase Agreement, Seller hereby consents to Parent pledging 100% of the issued and outstanding Equity Interests of Buyer as required by the senior lenders in connection with the Financing.

4. Clarient Saudi Arabia. In connection with the transfer of the Company’s 5% ownership interest in Clarient Saudi Arabia, the Parties hereby agree to the provisions set forth on Annex A attached hereto.

5. Payment of Purchase Price. The Parties acknowledge and agree that Seller has assigned all rights to receive the Stock Consideration to GE Medical Systems Information Technologies, Inc., and, accordingly, (a) the Stock Consideration shall be issued to and in the name of GE Medical Systems Information Technologies, Inc. and (b) GE Medical Systems Information Technologies, Inc. shall be the “Investor” under each of the Investor Rights Agreement and the Registration Rights Agreement. The applicable provisions of the Purchase Agreement and the Disclosure Schedules (i.e., the provisions that provide for the Stock Consideration to be issued to and in the name of Seller) shall be deemed automatically amended in accordance with the first sentence of this Section 4. For the avoidance of doubt, in accordance with Schedule 3.03(b)(1), the Closing Cash Payment shall be paid to and received by Seller or Seller’s designees by wire transfer of immediately available funds to the Seller Account as directed by Seller.

6. Company Intellectual Property. The Company Intellectual Property set forth on Annex B attached hereto that is being assigned to Buyer pursuant to the Transactions will not be maintained and will be abandoned by Buyer and its Affiliates after the Closing. As a result, the Parties acknowledge and agree that, pursuant to that certain written direction of Buyer and Parent received on December 15, 2015, Seller and its Affiliates will not be required to transfer to Buyer or any of its Affiliates any files (physical, digital or otherwise) relating to such Company Intellectual Property or to make any payments or take any actions in order to maintain or keep active any such Company Intellectual Property.

7. Effectiveness. Pursuant to Section 13.09 of the Purchase Agreement, this Amendment shall be effective and binding upon the execution of this Amendment by the Parties. Any reference in the Purchase Agreement to “this Agreement” shall hereafter be deemed to refer to the Purchase Agreement as hereby amended.

8. Counterparts; Electronic Delivery. This Amendment may be executed in counterparts, each of which shall each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, ..peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re-execute the original form of this Agreement and deliver such form to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9. Full Force and Effect. This Amendment is limited by its terms and does not and shall not serve to amend or waive any provision of the Purchase Agreement except as expressly provided for in this Amendment, and all other terms, conditions and obligations set forth in the Purchase Agreement remain in full force and effect, are not amended or waived in any respect and are hereby reaffirmed by the Parties.

* * * * * *

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the date first written above.

SELLER:

GE MEDICAL HOLDING AB

By	/s/ Kieran Murphy
Name:	Kieran Murphy
Title:	CEO, GE Healthcare Life Sciences

PARENT:

NEOGENOMICS, INC.

By	/s/ Steven C. Jones
Name:	Steven C. Jones
Title:	Executive Vice President, Finance

BUYER:

NEOGENOMICS LABORATORIES, INC.

By	/s/ Steven C. Jones
Name:	Steven C. Jones
Title:	Executive Vice President, Finance

Signature Page to Amendment No. 1 to Stock Purchase Agreement

Annex A

1.	In connection with Section 6.01(a) of the Purchase Agreement and the terms of this Annex A, Buyer hereby consents to that certain Power of Attorney (“Power of Attorney”), to be entered into on or prior to the New Closing Date, between Company Subsidiary and GE Medical Systems Information Technologies, Inc., a Wisconsin corporation (“Transferee”), pursuant to which Company Subsidiary appoints Transferee as its attorney-in-fact in connection with the transfer of Company Subsidiary’s ownership interest in Clarient Diagnostic Services Limited, a Saudi Arabian limited liability company (“Clarient Saudi Arabia”), that certain Lab Services Agreement, dated as of March 12, 2013, by and between Company Subsidiary and Saudi Arabian National Guard Health Affairs, as well as any and all other agreements, instruments, rights or obligations of or related to Clarient Saudi Arabia (the “Saudi Items”), to Transferee prior to Closing. Such transfer of the Saudi Items from Company Subsidiary to Transferee shall be referred to herein as the “Saudi Transfer.” The Parties hereby agree that such Power of Attorney shall remain in full force and effect from and after the Closing.

2.	Notwithstanding anything to the contrary, in addition to, and in no way limiting the terms of the Power of Attorney, the Parties hereby acknowledge and agree that the management and operation of the Saudi Transfer and the Saudi Items in connection with the continued operation of the applicable portion of such business shall in all respects be by and at the direction of Transferee and shall be managed and operated by Transferee for Transferee’s benefit and account, with Transferee treated as the beneficial owner thereof and with all gains, income, Losses, Taxes and Tax benefits or other items generated thereby to be for Transferee’s account.

3.	For purposes of the Saudi Transfer, neither Buyer nor any of its Affiliates will, or will cause and direct their Affiliates to, take or omit to take any action that will have the effect of delaying, impairing or impeding the Saudi Transfer. Seller agrees to use reasonable efforts to complete the Saudi Transfer as soon as reasonably practicable and to keep Buyer reasonably informed with respect to the status, timing and material developments with respect to the Saudi Transfer.

4.	From and after the Closing, Seller shall indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Losses that are suffered or incurred by any Buyer Indemnified Party arising out of, resulting from or relating to the Saudi Transfer and the Saudi Items. To the extent that any Party disagrees with the validity or amount of all or a portion of any indemnification claim with respect thereto, the provisions of Section 12.05 of the Purchase Agreement shall apply to the procedures of such indemnification claim, mutatis mutandis, as if set forth herein.

5.	The Parties acknowledge and agree that, notwithstanding anything to the contrary in the Purchase Agreement or otherwise, to the extent any representation, warranty, covenant or other statement in the Purchase Agreement, the Disclosure Schedules or any other Transaction Agreement is inaccurate as a result of giving effect (or pursuant) to matters covered in this Annex A or the Saudi Transfer not being complete as of the Closing, such representation, warranty, covenant or other statement shall be deemed to be revised and amended as needed to reflect the actions contemplated by this Annex A, including for purposes of Article XII of the Purchase Agreement.

Annex B

Docket Number	Ext	City	Agent	Title	Application Number	Current Publication Number	Patent Number
266787	2	US	Choate, Hall and Stewart LLP	REAGENTS AND METHODS FOR USE IN CANCER DIAGNOSIS, CLASSIFICATION AND THERAPY	11/432604	2007-0065888	7504225

266857	1	US	Yoo Warren, Heeja (GE)	CLONE-ARRAY POOLED SHOTGUN STRATEGY FOR NUCLEIC ACID SEQUENCING	09/969111	2003-0092007	6975943

266860	2	US	Choate, Hall and Stewart LLP	TLE3 AS A MARKER FOR CHEMOTHERAPY	12/277920	20090155798A1	7816084

266860	4	CA	KIRBY EADES GALE BAKER	TLE3 AS A MARKER FOR CHEMOTHERAPY	2706881

266860	5	CN	Lee and Li	TLE3 AS A MARKER FOR CHEMOTHERAPY	200880125991.9	101932938A	ZL200880125991.9

266860	6	EP	LARSSON, Anders (GE)	TLE3 AS A MARKER FOR CHEMOTHERAPY	08855868.9	2227693	2227693

266860	7	IN	DE PENNING & DE PENNING	TLE3 AS A MARKER FOR CHEMOTHERAPY	3897/CHENP/2010

266860	8	JP	Global Patent Operation Japan	TLE3 AS A MARKER FOR CHEMOTHERAPY	2010-536127	2011505562	5745273

266860	9	GB	Mewburn Ellis (LOND)	TLE3 AS A MARKER FOR CHEMOTHERAPY	0910374.8	2460769	2460769

266860	10	US	Choate, Hall and Stewart LLP	TLE3 AS A MARKER FOR CHEMOTHERAPY	12/578255	20100062444A1	7754431

266860	11	US	Choate, Hall and Stewart LLP	TLE3 AS A MARKER FOR CHEMOTHERAPY	12/889630	20110015259A1	9005900

266860	12	HK	Lee and Li	TLE3 AS A MARKER FOR CHEMOTHERAPY	11106089.6	1152563A	HK1152563

266860	13	US	Choate, Hall and Stewart LLP	TLE3 AS A MARKER FOR CHEMOTHERAPY	13/685924	20130079392A1	8785156

266860	14	US	Parks Wood, LLC	TLE3 AS A MARKER FOR CHEMOTHERAPY	14/671015	20150198599A1

266860	15	DE	LARSSON, Anders (GE)	TLE3 AS A MARKER FOR CHEMOTHERAPY	08855868.9	2227693	2227693

266860	16	FR	LARSSON, Anders (GE)	TLE3 AS A MARKER FOR CHEMOTHERAPY	08855868.9	2227693	2227693

266860	17	IT	LARSSON, Anders (GE)	TLE3 AS A MARKER FOR CHEMOTHERAPY	08855868.9	2227693	2227693

266861	3	US	Choate, Hall and Stewart LLP	REAGENTS AND METHODS FOR USE IN CANCER DIAGNOSIS, CLASSIFICATION AND THERAPY	12/444007	20100143947A1	8697373

266862	2	US	Choate, Hall and Stewart LLP	REAGENTS AND METHODS FOR USE IN CANCER DIAGNOSIS, CLASSIFICATION AND THERAPY	12/013739	2008-0199891	7811774

266862	5	AU	Spruson and Ferguson	REAGENTS AND METHODS FOR USE IN CANCER DIAGNOSIS, CLASSIFICATION AND THERAPY	2006255766		2006255766

266862	6	CA	Goudreau Gage Dubuc	REAGENTS AND METHODS FOR USE IN CANCER DIAGNOSIS, CLASSIFICATION AND THERAPY	2598170		2598170

266862	8	CH	Mewburn Ellis (LOND)	REAGENTS AND METHODS FOR USE IN CANCER DIAGNOSIS, CLASSIFICATION AND THERAPY	06784318.5	1856535	1856535

266862	9	DE	Mewburn Ellis (LOND)	REAGENTS AND METHODS FOR USE IN CANCER DIAGNOSIS, CLASSIFICATION AND THERAPY	06784318.5	1856535	1856535

266862	10	FR	Mewburn Ellis (LOND)	REAGENTS AND METHODS FOR USE IN CANCER DIAGNOSIS, CLASSIFICATION AND THERAPY	06784318.5	1856535	1856535

266862	11	GB	Mewburn Ellis (LOND)	REAGENTS AND METHODS FOR USE IN CANCER DIAGNOSIS, CLASSIFICATION AND THERAPY	06784318.5	1856535	1856535

266862	12	IE	Mewburn Ellis (LOND)	REAGENTS AND METHODS FOR USE IN CANCER DIAGNOSIS, CLASSIFICATION AND THERAPY	06784318.5	1856535	1856535

266862	13	LU	Mewburn Ellis (LOND)	REAGENTS AND METHODS FOR USE IN CANCER DIAGNOSIS, CLASSIFICATION AND THERAPY	06784318.5	1856535	1856535

266862	14	NL	Mewburn Ellis (LOND)	REAGENTS AND METHODS FOR USE IN CANCER DIAGNOSIS, CLASSIFICATION AND THERAPY	06784318.5	1856535	1856535

266862	15	ES	Mewburn Ellis (LOND)	REAGENTS AND METHODS FOR USE IN CANCER DIAGNOSIS, CLASSIFICATION AND THERAPY	06784318.5	1856535	1856535

266862	16	IT	Mewburn Ellis (LOND)	REAGENTS AND METHODS FOR USE IN CANCER DIAGNOSIS, CLASSIFICATION AND THERAPY	06784318.5	1856535	1856535

266862	17	US	Choate, Hall and Stewart LLP	REAGENTS AND METHODS FOR USE IN CANCER DIAGNOSIS, CLASSIFICATION AND THERAPY	13/300134	2012-0065107	8399622

266862	18	CA	Goudreau Gage Dubuc	REAGENTS AND METHODS FOR USE IN CANCER DIAGNOSIS, CLASSIFICATION AND THERAPY

266862	18	US	LARSSON, Anders (GE)	REAGENTS AND METHODS FOR USE IN CANCER DIAGNOSIS, CLASSIFICATION AND THERAPY	12/879356	2011-0003709	8440410